UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 11, 2005

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 8.01 OTHER EVENTS.

On March 11, 2005, the Dane County Circuit Court dismissed a petition for judicial review of the administrative law judge's decision to approve the Wisconsin Department of Natural Resources ("WDNR") issuance of a permit for wetlands and waterways alterations and construction on the bed of Lake Michigan ("Chapter 30 permit") in connection with the construction of the proposed coal-fired generating units at the Elm Road Generation Station. The Court based its decision on procedural grounds and not on the merits of the administrative law judge's decision. The permit was issued by the WDNR in November 2004 following a contested case hearing. Two parties, S.C. Johnson and Son, Inc. and Sierra Club, filed for judicial review of that decision with the Court in December 2004. Under Wisconsin law, the opponents may appeal the Court's decision to dismiss the petition for judicial review.

We continue to work with the WDNR and other agencies to obtain the remaining permits and approvals necessary for the project and to defend those permits that have been obtained, but are being challenged. We continue to pursue the appeal with the Wisconsin Supreme Court of the Dane County Circuit Court decision that vacated the Certificate of Necessity and Public Convenience for the project and remanded it back to the Public Service Commission of Wisconsin for additional proceedings. The Wisconsin Supreme Court will hear oral arguments in this matter on March 30, 2005, and we anticipate a decision to be issued no later than June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: March 14, 2005	Stephen P. Dickson -- Controller and
Principal Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: March 14, 2005	Stephen P. Dickson -- Controller and
Principal Accounting Officer